SUB-ITEM 77H

As of May 31, 2009, the following person or entity now owns more than 25% of a funds voting securities:

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PERSON/ENTITY                         FUND                      PERCENTAGE

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Charles Schwab & Co Inc                MDI                       26.5%
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